Exhibit 1

ORIENT-EXPRESS HOTELS LTD.

(a Bermuda company)

Up to 3,450,000 Class A Common Shares

PURCHASE AGREEMENT

Dated:      , 2003

Table of Contents

PURCHASE AGREEMENT

SECTION 1.	Representations and Warranties		4
(a)	Representations and Warranties by the Company		4
	(i)	Compliance with Registration Requirements	4
	(ii)	Incorporated Documents	5
	(iii)	Independent Accountants	5
	(iv)	Financial Statements	5
	(v)	No Material Adverse Change in Business	5
	(vi)	Good Standing of the Company and its Subsidiaries	6
	(vii)	Authorization of Agreement	6
	(viii)	Authorization of Rights Agreement	6
	(ix)	Authorization and Description of Securities	6
	(x)	Capitalization	7
	(xi)	New York Stock Exchange Listing	7
	(xii)	Absence of Defaults and Conflicts	7
	(xiii)	Absence of Proceedings	8
	(xiv)	Documents	8
	(xv)	Possession of Intellectual Property	8
	(xvi)	Absence of Further Requirements	8
	(xvii)	Possession of Licenses and Permits	9
	(xviii)	Title to Property	9
	(xix)	Investment Company Act	9
	(xx)	Environmental Laws	9
	(xxi)	Registration Rights	10
	(xxii)	Internal Controls	10
	(xxiii)	Disclosure Controls and Procedures	10
	(xxiv)	Compliance with Sarbanes-Oxley Act of 2002	10
	(xxv)	Absence of Manipulation	11
	(xxvi)	Taxes	11
(b)	Officer’s Certificates		11

SECTION 2.	Sale and Delivery to Underwriters; Closing		11
(a)	Initial Securities		11
(b)	Option Securities		11
(c)	Payment		12
(d)	Denominations; Registration		12

SECTION 3.	Covenants of the Company		13

SECTION 4.	Payment of Expenses		15
(a)	Expenses		15
(b)	Termination of Agreement		16

SECTION 5.	Conditions of Underwriters’ Obligations		16

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(a)	Effectiveness of Registration Statement	16
(b)	Opinion of U.S. Counsel for the Company	16
(c)	Opinion of Bermuda Counsel for the Company	16
(d)	Opinion of Edwin S. Hetherington	16
(e)	Opinion of Counsel for Underwriters	16
(f)	Officer’s Certificate of the Company	17
(g)	Accountants’ Comfort Letter	17
(h)	Bring-down Comfort Letter	17
(i)	Approval of Listing	17
(j)	No Objection	17
(k)	Lock-up Agreements	17
(l)	Conditions to Purchase of Option Securities	17
(m)	Additional Documents	18
(n)	Termination of Agreement	18

SECTION 6.	Indemnification	19
(a)	Indemnification of Underwriters	19
(b)	Indemnification of Company and Others	20
(c)	Actions Against Parties; Notification	20
(d)	Settlement without Consent if Failure to Reimburse	20

SECTION 7.	Contribution	21

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	22

SECTION 9.	Termination of Agreement	22
(a)	Termination; General	22
(b)	Liabilities	23

SECTION 10.	Default by One or More of the Underwriters	23

SECTION 11.	Default by the Company	24

SECTION 12.	Notices	24

SECTION 13.	Parties	24

SECTION 14.	GOVERNING LAW AND TIME	24

SECTION 15.	Effect of Headings	24

SECTION 16.	Submission to Jurisdiction	24

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SCHEDULES
Schedule A - List of Underwriters	Sch A-1
Schedule B - Pricing Information	Sch B-1
Schedule C - List of Persons and Entities Subject to Lock-up	Sch C-1

EXHIBITS
Exhibit A-1 - Form of Opinion of Carter Ledyard & Milburn LLP	A-1-1
Exhibit A-2 - Form of Opinion of Appleby Spurling & Kempe	A-2-1
Exhibit A-3 - Form of Opinion of Edwin S. Hetherington	A-3-1
Exhibit B - Form of Lock-up Agreement	B-1

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Orient-Express Hotels Ltd.

a Bermuda company

Up to 3,450,000 Class A Common Shares

(Par value $ 0.01 each)

PURCHASE AGREEMENT

, 2003
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
Bear, Stearns & Co. Inc.
Lazard Frères & Co. LLC
as Underwriters
c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

Orient-Express Hotels Ltd., a Bermuda company (the “Company”) confirm its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to (A) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 3,000,000 class A common shares, par value $.01 each, of the Company (“Class A Shares”) in the respective amounts set forth in Schedule A, and (B) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an aggregate of 450,000 additional Class A Shares to cover over-allotments, if any.  The aforesaid 3,000,000 Class A Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 450,000 Class A Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”. Each Class A Share includes a right (a “Right”) to purchase, under certain circumstances, one one-hundredth of a series A junior participating preferred share of the

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Company (a “Preferred Share”), subject to adjustment. The Rights are being issued pursuant to a Rights Agreement dated as of June 1, 2000, between the Company and EquiServe Trust Company N.A. (successor to Fleet National Bank), as rights agent (the “Rights Agreement”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-110296) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses.  Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 (“Rule 434”) of the 1933 Act Regulations, prepare and file a term sheet (a “Term Sheet”) in accordance with the provisions of Rule 434 and Rule 424(b).  The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information” or (b) pursuant to paragraph (d) of Rule 434 is referred to as “Rule 434 Information.”  Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.”  If Rule 434 is relied on, the term “Prospectus” shall refer to the preliminary prospectus dated November 14, 2003 together with the Term Sheet, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet.  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are

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included in a document which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.           Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)            Compliance with Registration Requirements.  The Company meets the registrant requirements for use of Form S-3 under the 1933 Act.  Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for supplemental information pursuant to Rule 418 under the 1933 Act has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective or will become and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the Furnished Information, as provided in paragraph 7(a) of this Agreement. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434.  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the Furnished Information, as provided in paragraph 7(a) of this Agreement.

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Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)           Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)          Independent Accountants.  To the knowledge of the Company, Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the rules of the Commission.

(iv)          Financial Statements.  The consolidated financial statements of the Company and its consolidated subsidiaries included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the financial position and results of operations of the Company and its subsidiaries on a consolidated basis at the respective dates, or for the respective periods, to which they apply; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the respective periods involved, and in compliance with the applicable accounting requirements of the 1933 Act, the 1934 Act and the rules of the Commission, and the supporting financial statement schedule or schedules included or incorporated by reference in the Registration Statement, when considered in relation to the basic consolidated financial statements taken as a whole, presents or present fairly in all material respects the information required to be stated therein.  Any summary consolidated financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

(v)           No Material Adverse Change in Business.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise disclosed in the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business

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affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) except for this Agreement and the transactions provided for herein and the transactions provided for therein, there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares.

(vi)          Good Standing of the Company and its Subsidiaries.  The Company and the subsidiaries of the Company have been duly organized and are validly existing as companies or corporations, as the case may be, in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own, lease and operate their respective properties and conduct their respective businesses as described in the Prospectus; the Company and the subsidiaries of the Company are in compliance with all laws requiring their qualification to do business as foreign corporations, and are in good standing, in all other jurisdictions in which they respectively own or lease properties of a nature, or transact business of a type, that would require such qualification, except where the failure to comply with such laws would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(vii)         Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except that (a) the validity of the indemnification and contribution provisions of Sections 6 and 7 of this Agreement may be limited by public policy considerations, (b) the validity of Section 16 of this Agreement may be limited by the public policy of the State of New York, and with respect to the United States District Court for the Southern District of New York, may be subject to the discretion of the court pursuant to 28 U.S.C. Section 1404(a).

(viii)        Authorization of Rights Agreement.  The Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company, and the Rights attached to the Securities will be validly issued when the Securities to which they are attached are issued; and the Preferred Shares issuable upon exercise of such Rights have been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable.

(ix)           Authorization and Description of Securities.  The Securities have been duly authorized for sale and delivery to you pursuant to the terms of this Agreement, and when sold and delivered to you by the Company pursuant to the terms of this Agreement, against payment of the consideration set forth in paragraph 2(c) of this Agreement, will be validly issued, fully paid and non-assessable, and no holder of the Securities is or will be subject to personal liability with respect to the debts or obligations of the Company

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solely by reason of being such a holder; and the descriptions of the Class A Shares and the Rights in the Prospectus are materially accurate and complete summaries.

(x)            Capitalization.  The authorized, issued and outstanding capital shares of the Company are as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).

All of the outstanding capital shares of the Company and the subsidiaries of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the Company, directly or through subsidiaries, owns all the outstanding capital shares of its subsidiaries, free and clear of all material security interests, liens, encumbrances, claims and equities, except that approximately 3.0% of the equity in Companhia Hoteis Palace, approximately 4.5% of the equity in Societé de la Cité S.A., and approximately 25% of the equity in Miraflores Ventures Ltd. and Plan Costa Maya S.A. de C.V. are not owned by the Company or its subsidiaries; no holder of the outstanding capital shares of the Company is or will be subject to personal liability with respect to the debts or obligations of the Company solely by reason of being such a holder; none of the outstanding capital shares of the Company was issued in violation of the preemptive rights of any shareholder of the Company.

(xi)           New York Stock Exchange Listing.  The Class A Shares (including the Securities) and the Rights associated therewith are listed on the New York Stock Exchange.

(xii)          Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter or bye-laws or other constituent documents, or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound or subject except for such defaults, if any, that individually or in the aggregate would not have a Material Adverse Effect; and the execution and delivery by the Company of this Agreement, the performance by the Company of, or compliance with, its obligations under this Agreement, the sale and delivery by the Company of the Securities, the Rights and, upon exercise of the Rights, the Preferred Shares, and the other transactions contemplated in this Agreement or the Registration Statement do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company under,

(a)           any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Company’s subsidiaries is a party or by which any of them is bound or to which any of their properties may be subject, except for such breaches, violations, defaults, liens and charges or encumbrances that would not have a Material Adverse Effect, or

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(b)           the charter or bye-laws or other constituent documents of the Company or any of the Company’s subsidiaries, or

(c)           any statute, rule or regulation, or any decree, judgment or order of any court or governmental agency or body (domestic or foreign) having jurisdiction over  the Company or any of the Company’s  or over their respective properties, except for such breaches, violations, defaults, liens, charges or encumbrances, if any, that would not have a Material Adverse Effect.

(xiii)         Absence of Proceedings.  There is no action, suit or proceeding before or by any court or governmental agency or body, United States domestic (“domestic”) or foreign (other than as disclosed in the Prospectus), now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which action, suit or proceeding is required to be disclosed in or incorporated by reference into the Registration Statement or might result in a Material Adverse Change, or might materially and adversely affect the sale of the Securities pursuant to this Agreement; and all pending or threatened legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject and which are not described in or incorporated by reference into the Registration Statement or otherwise publicly disclosed prior to the date of this Agreement, including ordinary routine litigation incidental to their businesses, are, considered in the aggregate, not material to the Company and its subsidiaries considered as one enterprise.

(xiv)        Documents.  There are no contracts or documents which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the rules of the Commission, or are required to be described in the Prospectus, which have not been so filed or incorporated by reference or described.

(xv)         Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvi)        Absence of Further Requirements.  No consent, approval, authorization or order of, or registration, qualification or filing of or with, any court or governmental agency or body (domestic or foreign) is required for the performance by the Company of its obligations under this Agreement or the consummation of the transactions

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contemplated by the this Agreement or otherwise in connection with the valid sale and delivery by the Company of the Securities and the Rights except:

(a)           such as shall have been obtained or made under the 1933 Act,

(b)           such as have been obtained from the Bermuda Monetary Authority, and

(c)           such as may be required under state securities laws in connection with the purchase and distribution of the Securities and the Rights by the Underwriters.

(xvii)       Possession of Licenses and Permits.  Except as disclosed in the Registration Statement, or except as would not individually or in the aggregate have a Material Adverse Effect, each of the Company and its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

(xviii)      Title to Property.  Each of the Company and its subsidiaries has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are otherwise referred to  in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries considered as one enterprise. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any subsidiary holds properties, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(xix)         Investment Company Act.  The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xx)          Environmental Laws.  Except as disclosed in the Prospectus or except as would not individually or in the aggregate have a Material Adverse Effect, (A) the Company and its subsidiaries are in compliance with all applicable Environmental Laws, (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of its subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or its subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or its

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subsidiaries.  “Environmental Law” means any United States (or other applicable jurisdiction’s) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority, and “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

(xxi)         Registration Rights.  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include in the Registration Statement any securities (debt or equity) of the Company owned or to be owned by such person.

(xxii)        Internal Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared in all material respects with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiii)       Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established.  Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.  Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(xxiv)       Compliance with Sarbanes-Oxley Act of 2002.  The Company its officers and directors are in compliance with applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith

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(the “Sarbanes-Oxley Act”), and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon their effectiveness.

(xxv)        Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxvi)       Taxes.  The Company and its subsidiaries have filed all necessary U.S. federal, state and foreign income tax returns and have paid all taxes shown by such returns which are due and payable, and any related or similar assessment, fine or penalty levied against any of them, except in each case as may be being contested in good faith and by appropriate proceedings.  The Company and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements described in the Registration Statement and Prospectus in respect of all U.S. federal, state and foreign income taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(b)           Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.           Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 450,000 shares of Class A Shares at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but

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shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, 10022, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

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SECTION 3.           Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           The Company will comply with the requirements of Rule 430A or Rule 434, as applicable, and will advise you immediately and confirm such advice in writing:

(i)            of the Company’s intention to amend or supplement the Registration Statement or the Prospectus (otherwise than by the filing of periodic reports pursuant to the 1934 Act), and the Company will furnish you with copies of any such amendment or supplement a reasonable time in advance of filing, and will not file such amendment or supplement without your consent, which consent shall not be unreasonably withheld;

(ii)           of the filing of any document incorporated by reference in the Registration Statement, and promptly thereafter the Company will make available to you for consultation appropriate personnel of the Company so as to permit you to conduct due diligence with respect to such filing;

(iii)          of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or the request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating to the Registration Statement or the Prospectus or any document incorporated by reference into the Prospectus;

(iv)          of the filing or effectiveness of the Registration Statement, the Prospectus or any amendment or supplement thereto; and

(v)           of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the institution or threat of any proceeding for any such purposes. The Company will use its best efforts to prevent the issuance of any such order or of any order suspending such qualification and to obtain as soon as possible its lifting at the earliest possible moment, if issued.

(b)           The Company will furnish to the Underwriters such copies of the Prospectus and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Representative may reasonably request.

(c)           If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company, to amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the rules of the Commission, the Company will give you immediate notice to cease the sale of the Securities, and the Company will, subject to subsection 3(a)(i), promptly prepare and file, at the Company’s expense, with the Commission such amendment or supplement,

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whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

(d)           The Company will make generally available to its securityholders an earnings statement that satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

(e)           Until this Agreement is terminated, the Company will furnish to the Representative, as soon as available, (i) a copy of each of its annual reports to shareholders, (ii) a copy of each other document mailed by the Company to its shareholders, (iii) each press release or announcement issued by the Company, and (iv) from time to time, such other information concerning the Company and its subsidiaries as the Representative may reasonably request.

(f)            The Company will cooperate with the Representative in qualifying the Securities, including the Rights associated therewith, for offering and sale under the laws of such jurisdictions as the Representative shall reasonably designate and will cooperate with the Representative in continuing such qualifications in effect so long as required for the distribution by the Representative of such Securities and Rights; provided that in connection with such qualification, the Company will not be required to qualify as a foreign corporation or a securities dealer in any jurisdiction, or to consent to the service of process under the laws of any jurisdiction (except service of process with respect to the offering and sale of the Securities) or to take any action which would or could subject the Company to taxation in any jurisdiction where it is not now so subject.  The Company will execute such statements and reports which the Representative or its counsel prepare as may be required by the laws of each jurisdiction in which the Securities and Rights are being qualified.  The Company will also supply the Representative with such information for determining the legality of the Securities and Rights for investment under the laws of such jurisdictions as the Representative may reasonably request.

(g)           For a period of 90 days from the date of this Agreement, the Company will not, without the Representative’s prior written consent, directly or indirectly, offer, pledge, sell or contract to sell any Class A Shares, or any of its class B common shares, par value $0.01 each (the “Class B Shares”); sell any option or contract to purchase any Class A or B Shares; purchase any option or contract to sell any Class A or B Shares; grant any option, right or warrant for the sale of any Class A or B Shares; lend or otherwise dispose of or transfer any Class A or B Shares; file a registration statement related to the Class A or B Shares; or enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Class A or B Shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) Class A Shares issuable upon the exercise of employee stock options granted in the normal course of the Company’s business, and (ii) Class A Shares issuable upon conversion of the Company’s outstanding Class B Shares and preferred shares.

(h)           At any time when a prospectus is required by the 1933 Act to be delivered in connection with the sales of the Securities, if the Company releases to the general public quarterly financial statement information of the Company, interim financial statement information with respect to any unanticipated charge or gain or, upon your request, any other

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interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year, or preliminary financial statement information with respect to any fiscal year, the Company will promptly thereafter file with the Commission a Form 8-K under the 1934 Act that includes (or the Company shall, subject to subsection 3(a)(i), otherwise cause the Registration Statement to be amended and the Prospectus to be supplemented to include or incorporate by reference) such financial statement information and, if and to the extent relevant, corresponding information for the comparable period of the preceding fiscal year.

(i)            At any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, if the Company releases to the general public audited financial information of the Company for any fiscal year, the Company will promptly thereafter, subject to subsection 3(a)(i), if applicable, cause the Registration Statement to be amended and the Prospectus to be supplemented, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto.

(j)            The Company, during the period when a prospectus is required to be delivered under the 1933 Act in connection with the offering or sale of the Securities, (i) will file promptly all documents required to be filed by it with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act, and (ii) will obtain the written consent of the Company’s independent accountants for the incorporation by reference in the Registration Statement of their reports on the audited financial statements contained in the Company’s annual reports on Form 10-K under the 1934 Act.

SECTION 4.           Payment of Expenses.  (a)  Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the filing fees incident to any necessary filings under state securities laws and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets, the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

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(b)           Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company, or any subsidiary of the Company, delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

(b)           Opinion of U.S. Counsel for the Company.  At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Carter Ledyard & Milburn LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, and as set forth in Exhibit A-1 hereto.

(c)           Opinion of Bermuda Counsel for the Company.  At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Appleby Spurling & Kempe, Bermuda counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, and as set forth in Exhibit A-2 hereto.

(d)           Opinion of Edwin S. Hetherington.  At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Edwin S. Hetherington, Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and as set forth in Exhibit A-3 hereto.

(e)           Opinion of Counsel for Underwriters.  At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the Underwriters.  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative.

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Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and their respective subsidiaries and certificates of public officials.

(f)            Officer’s Certificate of the Company.  At Closing Time, there shall not have been, since the date hereof, any Material Adverse Change, and the Representative shall have received a certificate of the President or any Vice President of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the this Agreement at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or the qualification of the Securities for offer or sale in any jurisdiction has been issued, and no proceedings for that purpose have been initiated or are pending or, to such person’s knowledge, are threatened.

(g)           Accountants’ Comfort Letter.  On the date of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance reasonably satisfactory to the Representative, together with copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)           Bring-down Comfort Letter.  At Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than five business days prior to Closing Time.

(i)            Approval of Listing.  At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(j)            No Objection.  The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting compensation.

(k)           Lock-up Agreements.  At the date of this Agreement, the Representative shall have received agreements substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

(l)            Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company, any

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subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)            Officer’s Certificate of the Company.  A certificate, dated such Date of Delivery, of the President or any Vice President of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii)           Opinions of Counsel for Company.  The opinions of Carter Ledyard & Milburn LLP, Appleby Spurling & Kempe and Edwin S. Hetherington, each in form reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b), (c), and (d) hereof.

(iii)          Opinion of Counsel for Underwriters.  The opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(iv)          Bring-down Comfort Letter.  A letter from Deloitte & Touche LLP in form and substance reasonably satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(m)          Additional Documents.  At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such other documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(n)           Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

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SECTION 6.           Indemnification.

(a)           Indemnification of Underwriters.  (1)  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 405 under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and manner set forth in clauses (i), (ii), (iii) and (iv) below as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity, as to any preliminary prospectus, shall not inure to the benefit of any person on account of any loss, liability, claim, damage, or expense arising from the sale of the Securities to any person by the Underwriters if the Underwriters failed to send or give a copy of any subsequent preliminary prospectus or the Prospectus to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or mission or alleged omission of a material fact in such preliminary prospectus was corrected in the subsequent preliminary prospectus or the Prospectus, unless such failure resulted from noncompliance by the Company with Section 3(c) hereof; and provided further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any

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amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) (the “Furnished Information”).

(b)           Indemnification of Company and Others.  Each Underwriter severally agrees to indemnify and hold harmless the Company, the Company’s directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information.

(c)           Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such

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settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.           Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company  on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus (or, if Rule 434 is used, the corresponding location on the Term Sheet), bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of

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any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto, and not joint.

SECTION 8.           Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless (i) of any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii)  delivery of and payment for the Securities.

SECTION 9.          Termination of Agreement.

(a)           Termination; General.  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

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(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.         Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for a Underwriter under this Section.

23

SECTION 11.         Default by the Company.    If the Company shall fail at Closing Time or at a Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability in respect of such default.

SECTION 12.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by fax or any other standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch at 4 World Financial Center, New York, New York 10080, Attention:  General Counsel (Facsimile: 212-449-3207).  Notice to the Company shall be directed to c/o Orient-Express Services Ltd., Attention: Edwin S. Hetherington, Corporate Secretary, 20 Upper Ground, London SEI 9PF, England (Facsimile: 011-44-207-805-5900).

SECTION 13.         Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and its successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and its successors, and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and its successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.         GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.         Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 16.         Submission to Jurisdiction.  Any legal action or proceeding with respect to this Agreement, the Securities or any document related thereto may be brought in the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts in any such legal action or proceeding. The parties hereto hereby irrevocably waive trial by jury, and the Company hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Company hereby irrevocably designates Corporation Service Company as the designee, appointee and agent of the Company to receive, for and on behalf of the Company, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the Securities or any document

24

related thereto. It is understood that a copy of such process served on either such agent will be promptly forwarded to the Company at its address set forth in Section 12, but the failure of the Company to receive such copy will not affect in any way the service of such process. In addition to service on the Company’s process agent, the Company further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its said address, such service to become effective 10 days after such mailing.  Nothing herein will affect your right or the right of any holder of Securities to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

25

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

ORIENT-EXPRESS HOTELS LTD.

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
BEAR, STEARNS & CO. INC.
LAZARD FRÈRES & CO. LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Name:
Title:

For itself and as Representative of the other Underwriters named in Schedule A hereto.

S-1

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Bear, Stearns & Co. Inc.
Lazard Frères & Co. LLC

Total

Sch A-1

SCHEDULE B

Orient-Express Hotels Ltd.

        Class A Common Shares

(Par value $ 0.01 each)

The public offering price per share, for the Securities, determined as provided in said Section 2, shall be $       .

The purchase price per share, for the Securities to be paid by the several Underwriters shall be $     , being an amount equal to the initial public offering price set forth above less $      per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch B-1

SCHEDULE C

List of persons and entities

subject to lock-up

1.             Simon M. C. Sherwood

2.             James B. Sherwood

3.             Sea Containers Ltd.

Sch C-1

Exhibit A-1

FORM OF OPINION OF CARTER LEDYARD & MILBURN LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

, 2003

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
Bear, Stearns & Co. Inc.
Lazard Frères & Co. LLC
c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080

Re:	Orient-Express Hotels Ltd. -
Public Offering of Class A Common Shares

Ladies and Gentlemen:

We acted as counsel to Orient-Express Hotels Ltd., a Bermuda company (“OEH”), in connection with the execution and delivery of the Purchase Agreement dated             , 2003, among OEH and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and           (collectively, the “Underwriters”) (the “Purchase Agreement”).  The Purchase Agreement relates to the sale of 3,450,000 class A common shares, par value $.01 each, of OEH (the “Common Shares”) which includes 450,000 class A common shares of OEH to cover overallotments.  Unless otherwise defined herein, all capitalized terms herein are as defined in the Purchase Agreement.

This opinion is being delivered to you pursuant to Section 5(b) of the Purchase Agreement in connection with the purchase by the Underwriter of 3,000,000 Common Shares pursuant to the Purchase Agreement.  As a basis for the opinions expressed herein, we have examined copies of the Registration Statement and the and the Prospectus, and originals or copies, certified or otherwise identified to our satisfaction, of such agreements, certificates and other documents, as we have deemed necessary.  In such examination we have assumed the

A-1-1

genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.  We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper, upon written or oral statements of officers and other representatives of OEH.

Based on the foregoing and subject to the qualifications set forth below, it is our opinion that:

1.             Orient-Express Hotels Inc. has been duly incorporated and is a validly existing as a corporation in good standing under the laws of the State of Delaware, and each of Charleston Center LLC and Windsor Court Hotel LLC has been duly formed and is a validly existing limited liability company in good standing under the laws of the State of Delaware.

2.             To our knowledge, except as described in the Prospectus, there are no legal or governmental proceedings pending or threatened in the United States to which OEH  or any of its subsidiaries is a party or to which any of its or their properties is subject and which are required to be disclosed in the Registration Statement or the Prospectus.

3.             The execution and delivery by OEH of the Purchase Agreement, the performance by OEH of, or its compliance with obligations under, the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement or in the Registration Statement, including the offering, issuance or sale by OEH of the Common Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of such opinion) do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of OEH under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument listed in Annex A hereto,1 or (B) any United States federal or New York statute, rule or regulation or any decree, judgment or order, known to us, of any United States federal or New York court or governmental agency or body specifically applicable to OEH or to any of its properties, except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect.

4.             No consent, approval, authorization or order of, or registration or qualification or filing of or with, any United States federal or New York governmental agency or body or, to the best of our knowledge, any United States federal or New York court is required for the performance by OEH of its obligations under the Purchase Agreement or the consummation of the transactions contemplated by the Purchase Agreement, including the offering, issuance or sale by OEH of the Common Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights, except, in the case of the Securities and the Rights

A-1-2

1 Annex A will list any such indenture, mortgage, etc. which is described or referred to in the prospectus.

associated therewith, (a) such as have been obtained or made under the Securities Act of 1933, as amended (the “1933 Act”), and (b) such as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, and except in the case of the Preferred Shares issuable upon the exercise of the Rights associated with the Securities, (a) such as may be required under the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (b) such as may be required under state securities laws in connection with the issuance of the Preferred Shares upon the exercise of such Rights.

5.             The Registration Statement has become effective under the 1933 Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been initiated or are pending or threatened.

6.             The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act and the rules of the Securities and Exchange Commission (the “Commission”) thereunder.

7.             Each document incorporated by reference in the Registration Statement and Prospectus, at the time such document was initially filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules of the Securities and Exchange Commission thereunder.

8.             The descriptions in the Registration Statement and the Prospectus and each amendment or supplement thereto, of contracts and other documents, of United States federal and New York statutes, and of legal and governmental proceedings in the United States or elsewhere, are accurate summaries in all material respects and fairly present the information required to be presented.

9.             The information included in the Prospectus under “Material Tax Considerations—Material United States Federal Income Tax Consequences” has been reviewed by us and accurately describes in all material respects the matters referred to therein.

10.           We do not know of any contracts or documents required to be described in the Registration Statement or Prospectus or required to be filed as exhibits to the Registration Statement or incorporated by reference in the Registration Statement or the Prospectus, which are not described or filed or incorporated by reference as required, it being understood that we express no opinion as to the financial statements and related notes and schedule or schedules or other financial information and statistical data in the Registration Statement or the Prospectus.

11.           The Common Shares and Rights associated therewith are listed on the New York Stock Exchange.

12.           OEH is eligible to use Form S-3 for the registration under the 1933 Act of the offer and sale of the Common Shares as described in the Prospectus, and the Registration Statement meets the requirements set forth under the 1933 Act.

13.           OEH’s submission (pursuant to Section 16 of the Purchase Agreement) to the personal jurisdiction of the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York with respect to any action or

A-1-3

proceeding arising out of, or based on, that Agreement is valid and enforceable against OEH, and OEH’s appointment of Corporation Service Company as its designee, appointee and agent upon whom process may be served in any such action or proceeding is also valid and enforceable against OEH.  The enforceability of such submission and appointment is subject to, and may be limited by, (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or other similar laws relating to or affecting the enforcement of the rights of creditors, (ii) general principles of equity, and (iii) the discretion of United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. § 1404(a) and New York CPLR § 510, respectively.

14.           OEH is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

While we have not made any independent investigation of, are not passing upon and do not assume responsibility for, the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus (other than as indicated in paragraphs 8 and 9 above), on the basis of discussions regarding the business and affairs of OEH and our familiarity with certain matters relating to such business and affairs as a result of having served as United States counsel for OEH in connection with certain previous transactions, nothing has come to our attention that would lead us to believe that the Registration Statement (other than the financial statements and notes and other financial and statistical data included in the Registration Statement, as to which no view is expressed), as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and notes and other financial and statistical data included in the Prospectus, as to which no view is expressed), at the date of the Prospectus and at all times up to and including the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion is limited to the laws of the United States of America and the State of New York.  This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  This opinion may not be used or relied upon by or published or communicated to any person or entity other than the Underwriters and their counsel for any purpose whatsoever without our prior written consent in each instance.

Very truly yours,

A-1-4

ANNEX A

Indentures, Mortgages, Loan Agreements, Etc.

A-1-5

ANNEX B

List of Significant Subsidiaries

A-1-6

Exhibit A-2

FORM OF OPINION OF APPLEBY SPURLING & KEMPE

TO BE DELIVERED PURSUANT TO SECTION 5(c)

SSJ/sma/5451.39	Direct Telephone: +441 298 3531
Direct Fax: +441 298 3436
Direct E-mail: ssjames@ask.bm

2003

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
Bear, Stearns & Co. Inc.
Lazard Frères & Co. LLC.
c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080

Dear Sirs

Orient-Express Hotels Ltd. (the “OEHL”)
Contender 2 Ltd. and Orient-Express Holdings I Ltd. (each a “Subsidiary” and together the “Subsidiaries”)

We have acted as legal counsel in Bermuda to OEHL and this opinion as to Bermuda law is addressed to you with respect to the sale by OEHL, of class A common shares, par value $0.01 each (the “Common Shares”) of OEHL to the Underwriters pursuant to the terms of the purchase agreement among OEHL and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citgroup Global Markets Inc., Bear, Stearns & Co. Inc. and Lazard Frères & Co. LLC. (collectively, the “Underwriters”) (the “Purchase Agreement”).  Each Common Share includes a right (a “Right”) to purchase, under certain circumstances, one one-hundredth of a series A junior participating preferred share of OEHL (a “Preferred Share”), subject to adjustment.  The Rights are being issued pursuant to the terms of the Rights Agreement.  This opinion is delivered pursuant to section 5(c) of the Purchase Agreement, in connection with the following documents:

(i)            Registration Statement;

A-2-1

(ii)           Prospectus;

(iii)          Rights Agreement; and

(iv)          Purchase Agreement.

(The documents (iii) and (iv) above collectively referred to as the “Subject Agreements”.  All Common Shares sold by OEHL to the Underwriters pursuant to the terms of the Purchase Agreement are collectively referred to herein as the “Securities”).

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined in the First Schedule to this opinion) (the “Documents”).  Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Purchase Agreement.

Assumptions

In stating our opinion we have assumed:

(a)                                  the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)                                 that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)                                  the genuineness of all signatures on the Documents;

(d)                                 the authority, capacity and power of each of the persons signing the Documents (other than those persons signing on behalf of OEHL in respect of the Subject Agreements);

(e)                                  that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)                                    that the Subject Agreements constitute the legal, valid and binding obligations of each of the parties thereto, other than OEHL, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(g)                                 that the Subject Agreements have been validly authorised, executed and delivered by each of the parties thereto, other than OEHL, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which OEHL purportedly delivered the Subject Agreements has actually accepted delivery of such Subject Agreements;

A-2-2

(h)                                 that the Subject Agreements will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws by which they are expressed to be governed;

(i)                                     that the Subject Agreements are in the proper legal form to be admissible in evidence and enforced in the courts, and in accordance with the laws, of the jurisdiction by which they are expressed to be governed;

(j)                                     that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Subject Agreements or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Subject Agreements is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(k)                                  that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(l)                                     that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(m)                               that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions either adopted as unanimous written resolutions of the Board of Directors of OEHL or passed by, the Board of Directors of OEHL at board meetings which were duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of such Directors to effect entry by OEHL into the Subject Agreements, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(n)                                 that each of the parties to the Subject Agreements other than OEHL have no express or constructive knowledge of any circumstance whereby any Director of OEHL, when the Board of Directors of OEHL passed or adopted the Resolutions, failed to discharge his fiduciary duty owed to OEHL  and to act honestly and in good faith with a view to the best interests of OEHL;

(o)                                 that OEHL has entered into its obligations under the Subject Agreements in good faith for the purpose of carrying on its business and that, at the time it did so, there were

A-2-3

reasonable grounds for believing that the transactions contemplated by the Subject Agreements would benefit OEHL;

(p)                                 that each transaction to be entered into pursuant to the Subject Agreements is entered into in good faith and for full value and will not have the effect of illegally preferring one creditor over another;

(q)                                 the Underwriters are not carrying on investment business in or from within Bermuda under the provisions of the Investment Business Act 1998 (the “IBA”) as amended from time to time, or if conducting such investment business, is exempted, excluded or has otherwise complied with the licensing requirements of the IBA; and

(r)                                    that upon the issue and sale of the newly issued Common Shares, OEHL shall receive consideration therefore in cash or other value no less than the par value thereof and no Preferred Share issued upon exercise of the Rights shall be issued for less than the par value thereof.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)                                  OEHL, and each Subsidiary is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of Bermuda.

(2)                                  OEHL has all requisite corporate power and authority under its Constitutional Documents to own, lease, manage and operate its properties and to conduct its business as described in the Prospectus and OEHL has all requisite power and authority to enter into and perform its obligations under the Purchase Agreement.

(3)                                  The Purchase Agreement has been duly authorised, executed and delivered by OEHL   and constitutes valid and binding obligations of OEHL enforceable against it in accordance with its terms.

(4)                                  The authorized and issued share capital of OEHL is as set forth in the Prospectus under the caption “Capitalisation”. All of the issued and outstanding common shares of OEHL have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding Common Shares of OEHL were issued in violation of any pre-emptive or other similar rights of any security holder of OEHL pursuant to the Constitutional Documents.

(5)                                  The Securities have been duly authorized for sale and delivery to the Underwriters pursuant to the terms of the Purchase Agreement, and when sold and delivered by OEHL pursuant to the terms of the Purchase Agreement, against payment of the consideration set forth in the Purchase Agreement, will be validly issued, fully paid and non-assessable

A-2-4

and no holder of the Securities is or will be subject to personal liability with respect to the debts or obligations of OEHL solely by reason of being such a holder.

(6)                                  The Rights Agreement has been duly authorized, executed and delivered by OEHL, the Rights have been duly authorized by OEHL, the Rights attached to the Securities are validly issued, and the Preferred Shares issuable upon the exercise of the Rights have been duly authorized by OEHL for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

(7)                                  Based solely on the results of the Litigation Search there is not pending any action, suit, proceeding, inquiry or investigation in Bermuda, to which OEHL is a party, or to which the property of OEHL is subject, before or brought by any court or governmental agency or body, in Bermuda, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by OEHL of its obligations thereunder.

(8)                                  The information in the Registration Statement and the Prospectus under “Risk Factors — Other Risk”, “Description of the Common Shares”, “Material Tax Considerations — Material Bermuda Tax Considerations”, “Risk Factors — Other Risks — We cannot assure you that a judgment of a United States court for liabilities under U.S. securities laws would be enforceable in Bermuda, or that an original action can be brought in Bermuda against Orient-Express Hotels for liabilities under U.S securities laws” and in the Registration Statement under Items 14 and 15, to the extent that it constitutes matters of Bermuda law, or legal conclusions with respect thereto, are accurate in all material respects.

(9)                                  Neither the execution and delivery by OEHL of the Purchase Agreement, the performance by OEHL of, or its compliance with, its obligations under the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement or in the Registration Statement, Prospectus, including the sale and delivery by OEHL of the Securities, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of this opinion), do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of OEHL under, (i) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument which is described or referred to in the Prospectus, or is filed or incorporated by reference as an exhibit to the Registration Statement, and to which OEHL is a party or by which it is bound or to which any of its property or assets is subject (except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect), or (ii) any requirement of any law or any regulation of Bermuda or (iii) the Constitutional Documents.

A-2-5

(10)                            No consent, approval, authorisation or order of, or registration or qualification or filing of or with, any Bermuda governmental agency or Bermuda governmental body or, to the best of our knowledge, any Bermuda court is required for the performance by OEHL of its obligations under the Purchase Agreement, except the consent of the Bermuda Monetary Authority to the issue by OEHL of the Securities (which consent has been obtained).

(11)                            The choice of the laws of the state of New York as the proper law to govern the Purchase Agreement is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Purchase Agreement in proceedings brought before them in relation to the Purchase Agreement, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the state of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law.

(12)                            The irrevocable and unconditional submission by the Company to the jurisdiction of any state or federal court in New York under the Purchase Agreement is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission, provided that such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

(13)                            A final and conclusive judgment of a competent foreign court against OEHL based on the Purchase Agreement, and the transactions contemplated thereby (other than a court of jurisdiction to which the Judgment (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court.  A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, one would expect such proceedings to be successful provided that:

(a)                                  the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(b)                                 the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against the assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority’s policy is to give the consents necessary to enable recovery in the currency of the obligation.

A-2-6

We have no reason to believe that as of the date of this opinion the enforcement of a foreign judgment relating to the indemnification and contribution provisions set forth in Sections 6 and 7 of the Purchase Agreement would contravene Bermuda public policy or laws.

(14)                            There are no Bermuda capital, stamp or other issuance taxes or duties payable in Bermuda in connection with the issuance, sale and delivery of the Securities to the Underwriters, or the consummation of any of the other transactions contemplated in the Purchase Agreement.

Reservations

We have the following reservations:

(a)                                  The term “enforceable” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b)                                 We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of OEHL as set out in the Subject Agreements.  Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive either any provision of law (whether substantive or procedural) or any right or remedy.

(c)                                  Enforcement of the obligations of OEHL under the Subject Agreements may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors’ rights.

(d)                                 Enforcement of the obligations of OEHL may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e)                                  We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.  This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(f)                                    Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g)                                 We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Subject Agreements by reference to a law other than that of

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Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(h)                                 Where a person is vested with discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(i)                                     Any provision in the Subject Agreements that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(j)                                     We express no opinion as to the validity or binding effect of any provision of the Subject Agreements which provides for the severance of illegal, invalid or unenforceable provisions.

(k)                                  A Bermuda court may refuse to give effect to any provisions of the Subject Agreements in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(l)                                     Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

i)                                         whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;

ii)                                      whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

iii)                                   details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded;

iv)                                  details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

v)                                     whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been

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entered in the register of charges in accordance with the provisions of the Companies Act 1981 (Bermuda).

(m)                               In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(n)                                 In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(o)                                 In opinion paragraph (1) above, the term “good standing” means that each of OEHL and the Subsidiaries has received a Certificate of Compliance from the Registrar of Companies.

(p)                                 Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of OEHL and subject to any contrary provision in any agreement in writing between OEHL and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of OEHL, either in order to complete payment for their shares, to satisfy claims of creditors of OEHL, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of OEHL after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, OEHL.

(q)                                 In giving Opinions (4), (9)(i) and (10) we rely exclusively on statements and representations made in the Officer’s Certificate.  We have made no independent verification of the matters referred to in the Officer’s Certificate.

Disclosure

This opinion is addressed to you in connection with the issue and sale of the Securities to the Underwriters pursuant to the terms of the Subject Agreements and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent.

This opinion is addressed to you solely for the benefit of the Underwriters and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority.  Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

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This opinion is governed by and is to be construed in accordance with Bermuda law.  It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

APPLEBY SPURLING & KEMPE

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SCHEDULE

1.                                       Copy of a Registration Statement on Form S-3, Registration No. 333-110296 dated 6 November, 2003 as amended and supplemented from time to time with respect to the Securities (the “Registration Statement”).

2.                                       Copy of the prospectus, issued by OEHL dated            , 2003 (the “Prospectus”) as amended and supplemented from time to time, issued in connection with the offering of the Securities by OEHL.

3.                                       Copy of executed Purchase Agreement dated             , 2003 among OEHL and the Underwriters (the “Purchase Agreement”).

4.                                       Copy of the executed Rights Agreement dated as of 1 June, 2000, between OEHL and Fleet National Bank, as rights agent (the “Rights Agreement”).

5.                                       Copy of the permission dated             , 2003 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the proposed offer and sale of the Securities and subsequent free transferability of such shares.

6.                                       Copy of the resolutions of a meeting of the Board of Directors of OEHL held on             , 2003; a copy of the unanimous written resolutions of the Board of Directors of OEHL dated      , 2003 and of the Special Committee of the Board of Directors of OEHL (duly constituted pursuant to the           , 2003 written resolutions) dated          , 2003 (the “Resolutions”).

7.                                       The entries and filings shown in respect of OEHL on the file of OEHL maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on       , 2003 (the “Company Search”).

8.                                       The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on        , 2003 in respect of OEHL (the “Litigation Search”).

9.                                       Certified copies of (i) with respect to OEHL, the Certificate of Incorporation dated 16 October 1987, Certificate of Incorporation on Change of Name dated 31 August 1990; Certificate of Incorporation on Change of Name dated 25 July 1994; Certificate of Registration of Altered Memorandum of Association dated 10 February 1995; Certificate of Deposit of Memorandum of Association and Consent granted by the Minister dated 16 October 1987, Memorandum of Association and Bye-Laws adopted 25 May 2000 (the “Constitutional Documents”).

10.                                 A Certificate of Compliance, dated       , 2003 issued by the Ministry of Finance in respect of each OEHL and the Subsidiaries.

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11.                                 A certified copy of’ the “Foreign Exchange Letter”, dated 16 October 1987 in relation to OEHL, issued by the Bermuda Monetary Authority, Hamilton Bermuda.

12.                                 Certificate of Incumbency in respect of OEHL  dated         , 2003.

13.                                 A certified copy of the “Tax Assurance”, dated 8 December 1987 in relation to OEHL, issued by the Registrar of Companies for the Minister of Finance.

14.                                 A certified copy of the Register of Directors and Officers in respect of OEHL.

15.                                 The Officers’ Certificates (the “Certificates”) dated         , 2003 in relation to OEHL signed by Edwin S. Hetherington, Secretary of OEHL.

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Exhibit A-3

FORM OF OPINION OF EDWIN S. HETHERINGTON

TO BE DELIVERED PURSUANT TO SECTION 5(d)

, 2003

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
Bear, Stearns & Co. Inc.
Lazard Fréres & Co. LLC
c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080
Re:	Orient-Express Hotels Ltd.
Public Offering of Class A Common Shares

Ladies and Gentlemen:

I am Secretary of Orient-Express Hotels Ltd., a Bermuda company (“OEH”).  I deliver this letter in connection with the Purchase Agreement dated      , 2003, among OEH and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and       (the “Underwriters”) (the “Purchase Agreement”).  The Purchase Agreement relates to the sale of 3,450,000 class A common shares, par value $.01 each, of OEH (the “Common Shares”) which includes 450,000 class A common shares of OEH to cover the over-allotment.  Unless otherwise defined herein, all capitalized terms herein are as defined in the Purchase Agreement.

As a basis for the opinions set forth herein, I have reviewed copies of the Registration Statement and the Prospectus and originals or copies certified or otherwise identified to my satisfaction of such other agreements, certificates and statements of governmental officials and of officers and other representatives of OEH as I have deemed necessary.  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals

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and the conformity with originals (and the authenticity of such originals) of all documents submitted to me as copies.

Based upon the foregoing and subject to the qualifications expressed below, I am of the opinion that:

1.               The execution and delivery by OEH of the Purchase Agreement, the performance by OEH of, or its compliance with, its obligations under the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement or in the Registration Statement, including the offering, issuance or sale by OEH of the Common Shares, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of such opinion) do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of OEH or any of subsidiaries under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument listed in Annex A[1] hereto, or (B) any provision of the Memorandum of Association, Certificate of Incorporation, By-laws or other constituent documents of the Subsidiary of OEH or, to the best of my knowledge, any Significant Subsidiary listed in Annex B or (C) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court in the United Kingdom having jurisdiction over OEH or any of its subsidiaries or any of their assets, properties or operations.

2.               To the best of my knowledge, there are no legal or governmental proceedings in England pending or threatened to which OEH or any of its subsidiaries is a party or to which any of its or their property is subject, except as otherwise disclosed in the Prospectus and except for such proceedings that, individually or in the aggregate, would not have a Material Adverse Effect.

In my capacity as the Secretary of OEH, I have participated in the preparation of the Registration Statement and the prospectus dated      , 2003 (the “Prospectus”).  In the course of those preparations, I have participated in conferences with other officers and other representatives of OEH, representatives of the independent public accountants for OEH, counsel to OEH and representatives of the Underwriters, and I am familiar with the statistical data contained in the Registration Statement and the Prospectus.  Although I have not independently verified the accuracy, completeness or fairness of that statistical data, I advise you that no facts have come to my attention that cause me to believe (i) that the Registration Statement, at the time it became effective, included any statistical data which constituted or contained an untrue statement of a

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1 Annex A will list any such indenture, mortgage etc. which is described or referred to in the Prospectus, or is filed or incorporated by reference as an exhibit to the Registration Statement or the Prospectus, and to which OEH is a party or by which it is bound or to which any of its property or assets is subject.

material fact or omitted to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, or (ii) that the Prospectus, at the time it was issued and on the date hereof, included or includes any statistical data which constituted or contained, or constitutes or contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they were made, not misleading.  Nothing set forth herein is intended to express any view with respect to the financial statements of OEH, or any related notes or schedules.

This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  This opinion may not be used or relied upon by or published or communicated to any person or entity, other than you and your counsel, for any purpose whatsoever without my prior written consent in each instance; except, however, that this opinion may be shown to those persons entitled to examine your books and records by laws applicable to you

Very truly yours,

Edwin S. Hetherington

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ANNEX A

Indentures, Mortgages, Loan Agreements, Etc.

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ANNEX B

List of Significant Subsidiaries

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Exhibit B

[Form of lock-up from directors, officers or other stockholders pursuant to Section 5(k)]

, 2003
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated,
Citigroup Global Markets Inc.
Bear, Stearns & Co. Inc.
Lazard Frères & Co. LLC
as Underwriters
c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080

Re:          Proposed Public Offering of Class A Common Shares by Orient-Express Hotels Ltd.

Dear Sirs:

The undersigned, a stockholder [and an officer and/or director] of Orient-Express Hotels Ltd., a Bermuda company (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Citigroup Global Markets Inc., Bear, Stearns & Co. Inc. and Lazard Frères & Co. LLC propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the public offering of the Company’s class A common shares, par value $0.01 each (the “Class A Shares”).  In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 60 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Class A Shares or any of its class B common shares, par value $0.01 each (the “Class B Shares”), or any securities convertible into or exchangeable or exercisable for shares of Class A or B Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A or B Shares, whether any such swap or transaction is to be settled by delivery of shares of Class A or B Shares or other securities, in cash or otherwise.

[SIGNATURE PAGE FOLLOWS]

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Very truly yours,

Signature:

Print Name:

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